Exhibit 10.12

Cooperation Agreement

Party A: Shenzhen Hezhong Finance Fortune Investment Management Co., Ltd.

Address: 12 Floor, Guangwu Center, No.21 Xingguo Road, Liede Street, Tianhe District, Guangzhou City.

Contact:

Party B: Zhongdexin (Guangzhou) Financial Leasing Co., Ltd.

Address:

Contact:

Whereas:

Party A is a legally operating entity and has the right to operate the “Haoyi lending” platform and/or APP. Party A provides credit examination services and capital matching services for loan customers. Party B is a legally operating company entity, able to provide financial leasing and other promotional services. Based on the principles of honesty and trustworthiness, voluntary equality and mutual benefit, the parties have reached the following agreement through friendly consultation:

Article One Statement and Guarantee of Both Parties

1、Party A and Party B hereby declare that they are independent enterprise legal person that has been approved by the department for industry and commerce for its legal existence.

2、Party A and Party B guarantee that they have the right and qualification to sign and execute all terms of this agreement.

Article Two Rights and Obligations of Both Parties

(one) Party A’s Rights and Obligations:

1、Party A shall provide Party B with the screening conditions and requirements in writing, and Party B shall promote the loan customers according to Party A’s conditions and requirements. Party B does not promise to convert all the loan customers provided into actual loan customers;

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2、Party A shall pay the relevant fees to Party B according to the settlement period agreed herein. If Party A fails to pay the fees to Party B as agreed, Party B shall have the right to request Party A to pay the corresponding fees;

3、Party A shall fully support Party B’s promotion and actively protect Party B’s brand image and legitimate rights and interests.

4、After receiving the loan application from the loan customer recommended by Party B, Party A shall conduct active assessment to make sure the timeliness. For the approved loan customer, Party A shall pay to the designated account of the loan customer and provide good service to them. The audit standard and loan of customer loan application shall be decided by Party A. If any disputes (including but not limited to disputes on loan, repayment, collection, etc.) or losses between Party A and the loan customer are irrelevant to Party B, Party A and the customer shall settle them by themselves and Party B shall not bear any economic and legal responsibilities;

5、Party A shall provide Party B with real and effective statistical data of the background system. Party B shall have the right to verify, and Party A shall cooperate in accordance with Party B’s requirements, including but not limited to Party A’s application process opened by Party A to Party B and Party B’s telephone interview and verification. If any feedback information provided by Party A is false or omitted, Party A shall be liable for compensation accordingly;

6、If Party A judges that users recommended by Party B overdue rate is too high according to the internal risk control standard, or have the malicious behavior of click farming based on the data, or the promotion effect of Party B’s platform does not meet the requirements, Party A has the right to immediately inform Party B to terminate this agreement, if Party B does have the behavior of click farming, Party A shall have the rights to request Party B to be liable for the losses therefrom;

7、If Party B’s platform maliciously colludes with its loan customers to provide false materials and information and defrauds funds through Party A’s platform, in addition to the right to immediately terminate this agreement, Party A shall also have the right to request Party B to bear the liquidated damages of 20% of the contract amount, and report the case to the public security organization for investigation of the criminal responsibility of the responsible party.

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(Two) Party B’s Rights and Obligations:

1、Party B obtains the customers through its own channels and determines the number and list of customers provided to Party A according to their availability, qualification and distribution plan. Party B shall truthfully provide Party A with the information provided by the customer. Party B undertakes not to add any false information to the information, but Party B shall not be liable for any false information provided by the customer;

2、Party B acknowledges that the intellectual property rights of the materials and information provided by Party A and other materials specially prepared in accordance with this agreement shall belong to Party A, but shall not be responsible for the authenticity and legality of the materials and other materials specially prepared in accordance with this agreement.

3、Party B shall, in accordance with its own rules, decide whether to present the materials and information provided by Party A and other materials specially prepared in accordance with this agreement. However, Party A shall not release any illegal information and content without Party A’s permission. All responsibilities arising therefrom shall be borne by Party B and Party B shall indemnify Party A for the economic losses thus incurred.

4、Party B shall not charge any fees from the customer. If it is being found, Party A shall have the right to refuse to pay the corresponding fees to Party B, terminate the cooperation and require Party B to compensate Party A for its losses.

5、When Party B is in the marketing and promotion process, Party B shall promote Party A’s products in a legal and acceptable methods accepted by users. Party B shall strictly abide by the advertising law and other laws and regulations;

6、During the agreement period, Party B shall not stop the page display of Party A for no reason, or modify the display page and Party A’s products related information, including but not limited to procedures, copywriting, Banner pictures, screen shots, publicity materials, these materials mentioned above may not be duplicated, sale, leased or transferred to third parties or used for any other purposes outside the product promotion, publicity, otherwise Party B shall bear the corresponding liability to pay compensation;

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7、Party B shall not maliciously collude with customers, provide false information or information to defraud funds through Party A’s platform; otherwise, Party A shall have the right to request Party B to pay 30% of the contract amount as liquidated damages in addition to the right to immediately terminate this agreement, and shall have the right to pursue the criminal responsibility of the responsible party by reporting the case to the public security organization;

8、Party B shall have the right to immediately remove Party A’s products from the platform of Party B in case of a large number of user complaints or other serious problems caused by defects of Party A’s products, and the parties shall communicate and solve the problems therefor. Otherwise, Party B shall have the right to stop or terminate the performance hereof;

9、 Party B warrants that it shall not reverse engineer, reverse compile or disassemble Party A’s products without prior written consent of Party A, shall not damage the integrity (including program code, data, etc.), and shall not delete the copyright instructions or statements on Party A’s products;

10、Party B and its employees shall not separately agree with a third party on any term that damages Party A’s interests; Party B shall be liable for any adverse legal consequences caused by exaggerated publicity or false publicity without Party A’s permission, and Party B shall bear the losses caused thereby to Party A.

Article Three Cooperation Content

(One) Cooperation Term: From December 01, 2017 to December 01, 2019.

(Two) Cooperation Method: During the period of cooperation between the parties, Party B shall acquire loan customers through its own channels and recommend some of them to Party A; Party a shall open the corresponding docking methods (including but not limited to file transfer, WeChat transmission, exclusive link and background system) to receive the borrowing customers, and provide feedback on whether the loan customers have applied for registration and whether they have borrowed successfully through the background system or sending statistical reports.

(Three) Fee:

1、Under any circumstances, all payments made under this agreement shall be settled in RMB, unless otherwise agreed herein;

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2、After the user obtains Party A’s market activity information or product details page through Party B’s channels, and completes all transaction application procedures and finally completes the transaction, which shall be deemed as Party B’s successful recommendation of a valid transaction user. Service charge = effective transaction user initial loan amount *1.5%.

3、Effective behavior data statistical standards: effective behavior data shall be based on the data collected by Party A. Party A shall ensure the accuracy of the background data statistics. If Party B has objections to the statistical data, Party B may verify the statistical data through relevant channels or methods (including but not limited to request Party A to provide a detailed list of data, or Party B’s own test and apply for the third party audit, etc.) approved by Party A, and the verified data shall prevail.

4、Both parties may negotiate and adjust the above fee standard at any time. If the settlement standard changes, both parties shall sign a written supplementary agreement for the adjustment.

(Four) Settle Method:

Party A and Party B shall check the data of the current month and send the settlement statement within 5 working days prior to the next month. Upon confirmation, Party B shall send the invoice to Party A and Party A shall make payment to Party B within 10 working days upon receipt of the invoice from Party B.

(five) Information of Collection and Settlement Account designated by Party B:

Company Name: Zhongdexin (Guangzhou) Financial Leasing Co., Ltd.

Social Unified Social Code: 91440101MA5AK98XXP

Deposit Bank: Merchants Bank Guangzhou No.2 Zhongshan Branch

Bank Account: 1209 1329 7110 505

Party B shall guarantee that the above account information is correct and accurate, and shall promptly notify party a in writing or via email in case of any change or other unavailability. Otherwise, the loss caused thereby shall be borne by itself.

Article Four Confidentiality and intellectual property

1、“Proprietary information” means any information of any nature (including business, finance, operation, management, legal and contractual fee calculation proportion, etc.) that a director, officer, employee, agent or consultant of a party has received directly or indirectly from the other party or its consultants before or after the signing of this agreement; such information may be disclosed in any means, including but not limited to written, oral or electronic transmission. Confidential information includes but not limited to, sales data, marketing plans, business plans, financial information, customer information, software information, programming information, source code, graphic and text data, supplier information, employee information, proprietary technology, trade secrets and other information of technical, technological or commercial nature; it also includes all analytical reports, lists, research reports and similar documents made on the basis of the above information, as well as all documents and materials made by a party or its directors, officers, employees, agents or consultants that contain or reflect the above information or are based on it.

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2、Without the prior written consent of the other party, either party shall keep the other party’s information confidential and shall not use or disclose such information to any person or entity, except as required by normal performance of obligations hereunder.

3、Each party shall have exclusive or lawful rights to use its software and platform. Without the explicit authorization of the right holder, neither party shall change, deduct, break up or reverse the technology and procedures of the other party or conduct in any other way that may damage the proprietary or lawful rights of the other party.

4、The above terms shall not become invalid due to the termination, termination or revocation of the contract.

Article Five Responsibility for Breach the Contract

1、Party A and Party B shall properly exercise their rights and perform their obligations to guarantee the smooth performance of this agreement. If either party breaches the warranties, covenants or any agreed/statutory obligations under this agreement, it shall be deemed to have breached this agreement. If the breaching party causes losses to the other party, the breaching party shall compensate for the losses.

2、 Neither party shall be liable to the other party for failure or delay in performance of this agreement in part or in whole as a result of force majeure events (such as hacker attacks, major impact caused by technical adjustment of telecommunications department, temporary shutdown caused by government regulation, virus invasion, etc.).Either party affected by the event of force majeure shall provide written proof or obtain written confirmation from the other party and shall make every effort to take measures to reduce the loss caused to the other party. If the party not affected by the force majeure has reason to think that the event of force majeure will last for more than 30 days, or the other party is unable to continue to perform this agreement, or the performance of this agreement has no practical significance, the party may unilaterally terminate this agreement in writing in advance.

3、Default loss compensation under this agreement is because the default behavior of one party and all loss caused to the other side. All losses here includes but not limited to the other side of the direct economic losses, and therefore the cost of spending (or arbitration fee), security fee, valuation fee, auction, execution, attorney fees, investigation fee, etc. If the other terms of this agreement are expressly stated that a party’s breach of contract and liability for breach of contract, and the provisions of the term are different from those of this section, the provisions of that term shall prevail.

Article Six Laws to be applied and settlement of disputes

1、Making, execution and interpretation of this agreement, and settlement of the disputes shall be governed by laws of China.

2、Unless otherwise agreed herein, all disputes arising from the performance of this agreement or this agreement shall first be settled through friendly negotiation. If both parties fail to reach an agreement through negotiation, they shall file a lawsuit with the people’s court of the place where Party A is located.

3、If the validity of some term hereof is terminated or declared invalid in accordance with the term hereof, it shall not affect the validity of the confidentiality term, dispute settlement term and other term hereof.

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Article Seven Other Terms

1、During the term of this agreement, if the contact information of both parties is changed or otherwise unavailable, both parties shall promptly notify the other party in writing or by email. Both parties have the right to inform the other party to terminate the contract 7 days in advance according to their business needs. In case of termination due to legal reasons or agreed reasons, both parties shall properly handle the aftermath, and Party A shall pay Party B the fees that have not been settled as agreed herein. If either party is liable for breach of contract before the termination of contract, the breaching party shall still be liable for breach of contract after the termination of contract.

2、Neither party shall assign its rights and obligations under this agreement to any third party without the written consent of the other party.

3、Matters not covered herein may be otherwise negotiated by both parties. Any changes to the terms of this agreement shall be made in a written supplementary agreement, which shall have the same legal effect as this agreement.

4、Severability: if any law enacted now or in the future makes any term of this agreement restricted or unenforceable, such term is invalid, but other term of this agreement shall remain in effect. The parties hereto shall endeavor to reach, through negotiation, a term which is basically consistent with the failure term in terms of economic effect to replace the failure term.

5、This agreement shall come into force upon being sealed or signed by both parties. This agreement is made in duplicate, with each party holding one copy and each copy having the same legal effect.

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and the following part is the signature page.)

Party A: Shenzhen Hezhong Finance Fortune Investment Management Co., Ltd. (sealed)

Date: December 01, 2017

Party B: Zhongdexin (Guangzhou) Financial Leasing Co., Ltd. (sealed)

Date: December 01, 2017

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“Cooperation Agreement” Supplementary Agreement

Party A: Shenzhen Hezhong Fortune Finance Investment Management Co., Ltd.

Address: 12 Floor, Guangwu Center, No.21 Xingguo Road, Liede Street, Tianhe District, Guangzhou City.

Party B: Zhongdexin (Guangzhou) Financial Leasing Co., Ltd.

Address: X1301-G4650 (No.1 Building), No.106 Fengze East Road, Nansha District, Guangzhou City.

Whereas:

Party A and Party B signed the Cooperation Agreement, Agreement No.【/ 】 (hereinafter referred to as the “original agreement”) on 【December】【01】2017. In accordance with the contract law of the People’s Republic of China and other relevant laws and regulations, both parties hereby agree to change and supplement the cooperation contents in the original agreement through consultation, so as to comply with them:

Article One.

Article 3 “contents of cooperation” of the original agreement shall be specified as follows:

1.	During the period of cooperation between the parties, Party A shall open the corresponding docking method (including but not limited to file transportation, WeChat transportation, exclusive link and background system) to receive the borrowing customer, and feedback the information of whether the borrowing customer applied successfully for registration and whether the borrowing customer succeeds in borrowing through the background system or sending statistical reports.

2.	During the period of cooperation between the parties, Party B may recommend the Internet platform owned by Party A, “Hezhong E Loan” to its own customers who have the borrowing needs in the course of its business operation and lead such customers to the platform. The customers shall register and fill in relevant information on the platform by themselves. Party B undertakes that will not to guide customer or collect any information from customers.

3.	Party A shall conduct a preliminary pre-loan risk assessment to the customer according to the internal risk control standards, including the customer’s information collection and home visit to the customer. Party B shall assist Party A to complete the matters above. The final risk control assessment results of the customer shall be audited and confirmed by Party A.

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4.	Party A shall publish the loan subject matter applied by the borrower who has passed the risk control examination of Party a on Party a’s platform, match the fund according to the relevant rules, and arrange both parties to sign the electronic contract.

5.	If Party A finally approves the loan application of the borrower recommended by Party B, it shall be deemed that Party B has successfully recommended a valid transaction user. (service fee = effective transaction user loan principal *1.5%)

6.	The fee settlement method is adjusted as follows: the service fee of a single borrower shall be settled on a monthly basis according to the loan term. Party A and Party B shall check the data of the current month and send the settlement statement within 5 working days prior to the next month. After confirmation, Party B shall send the invoice to Party A and Party A shall make payment to Party B within 10 working days upon receipt of the invoice from Party B.

Article Two.

This supplementary agreement is an integral part of the original agreement and has the same legal effect as the original agreement. In case of any conflict with the original agreement, this agreement shall prevail.The terms not covered by this agreement shall remain in accordance with the original agreement.

Article Three.

This agreement is made in two originals, with one held by each party and both originals shall be equally authentic.

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Party A: Shenzhen Hezhong Finance Investment Management Co., Ltd. (Stamped)

Party B: Zhongdexin (Guanghzou) Financial Leasing Co., Ltd. (Stamped)

Date of Signature: January 8, 2018

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